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                                                                  Exhibit 10.40



                    MARKETING AND SUPPORT SERVICES AGREEMENT

         THIS MARKETING AND SUPPORT SERVICES AGREEMENT (this "Agreement") is made as of the 28th day of June 2002, by and between Nationwide Financial Services, Inc., a Delaware corporation ("NFS") and Gartmore Global Investments, Inc., a Delaware corporation ("GGI").

                                    RECITALS

         A. NFS and certain investment advisory affiliates of GGI are parties to the Fund Agreements listed on SCHEDULE A attached hereto (collectively, the "Fund Agreements") governing the sale, distribution and administration of certain GGI Products (as defined below).

         B. In connection with the reorganization of GGI and the transactions contemplated by that certain Exchange Agreement, dated May 22, 2002 by and between NFS and Nationwide Corporation (the "Exchange Agreement"), NFS and GGI wish to continue their strategic alliance and codify their existing operating arrangement with respect to the marketing and sale of the investment products listed on SCHEDULE B attached hereto sponsored by investment advisory affiliates of GGI (collectively, the "GGI Products").

                                   AGREEMENTS

         NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants set forth herein, and other good and valuable consideration the receipt and sufficiency of which hereby are acknowledged, the parties agree as follows:

         Section 1. ENGAGEMENT. GGI has engaged NFS, on behalf of its investment advisory affiliates, including, but not limited to, Gartmore Mutual Fund Capital Trust, Gartmore SA Capital Trust, Gartmore Global Asset Management Trust, Gartmore Morley Capital Management, Inc., NorthPointe Capital LLC and Gartmore Global Partners, and NFS has agreed to market the GGI Products in accordance with the terms and conditions of this Agreement.

         Section 2. RELATIONSHIP REVIEWS. Representatives of NFS and GGI agree to participate in periodic management meetings, to be held not less than semi-annually ("Review Meetings"), to review the strategic alliance between the parties, the performance of the GGI Products and the services being provided by NFS to GGI pursuant to this Agreement. The Review Meetings shall also include, but are not limited to, (a) a review of NFS' and GGI's business plans; (b) a review of NFS and GGI new product initiatives and/or development; (c) an analysis of specific investment performance and expense issues relating to the GGI Products; (d) sub-advisory selection and oversight; and (e) the establishment of a performance monitoring process, including the development of a "watch list" and any performance recovery plans for all sub-advised funds included in the GGI Products.



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         Section 3. MARKETING AND SUPPORT SERVICE FEES.

         (a) In addition to all service and maintenance fees to be paid by GGI or any affiliate of GGI to NFS pursuant to the Fund Agreements, GGI shall pay NFS an annual fee of Four Million Dollars ($4,000,000) in exchange for the services provided by NFS pursuant to this Agreement, payable in calendar quarterly installments of One Million Dollars ($1,000,000) each. Except as otherwise provided in the Agreement, GGI shall pay NFS the quarterly installments within forty-five (45) days following the close of each calendar quarter.

         (b) GGI shall also reimburse NFS for all (i) material out-of-pocket costs or charges reasonably incurred by NFS relating to the GGI Products at the prior written direction of GGI or a duly authorized officer of GGI, including, but not limited to revisions to NFS marketing materials, variable annuity/life contracts, prospectuses or other similar product offering documents resulting from out-of-cycle changes initiated or requested by GGI; (ii) systems-related expenses associated with the provision of interfaces, special reports and services mutually agreed to by GGI and NFS; and (iii) other out-of-pocket expenses incurred by NFS at the prior written direction of GGI or a duly authorized officer of GGI (hereinafter referred to as "Out-of-Pocket Expenses"). NFS shall supply GGI an invoice each quarter of all such Out-of-Pocket expenses, and shall be paid within forty-five (45) days of the receipt of NFS' invoice.

         (c) GGI will be treated in a fair and equitable manner and on a substantially similar basis as any other product partner regarding the payment of similar Out-of-Pocket Expenses and marketing and support service fees.

         Section 4. INCLUSION OF GGI PRODUCTS AS INVESTMENT OPTIONS IN NFS PRODUCT MENUS AND PLATFORMS.

         (a) EXISTING PRODUCT MENUS AND PLATFORMS. NFS will maintain the current level of product representation provided to the GGI Products on NFS' investment product menus and platforms in effect as of the date of this Agreement, as listed on Schedule B.

         (b) FUTURE PRODUCT MENUS AND PLATFORMS. For new NFS product menus and platforms that come into effect after the date of this Agreement, the level of product representation provided to the GGI Products will be based upon (i) the overall product design with specific consideration being given to (1) the number of product options to be included in the menu and platforms and (2) NFS' ability to develop and maintain competitive products; and (ii) the satisfaction of any specific investment product menu and platform requirements applied in a fair and equitable manner. GGI will receive fair and equitable participation on the selection list of any proprietary menus that are developed after the date of this Agreement by NFS.

         Furthermore, GGI shall be the sole provider of 1940 Act registered sub-advised insurance series trust products to NFS, except to the extent other product partners already have been allotted shelf space as of the date of this Agreement or otherwise inconsistent with the terms and conditions of this Agreement.

         (c) Notwithstanding Sections 4(a) and (b), GGI understands and agrees that the products to be included in NFS' investment product menus and platforms are in support of NFS' effort to develop and maintain a competitive market position with respect to the products included in the menus and platforms.




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         Section 5. PRODUCT MENU AND PLATFORM EXCLUSIVITY AND PREFERRED STATUS.

         (a) LIMITED EXCLUSIVITY. Except where other product partners already have been allotted shelf space in substantially the same type of product prior to the date of this Agreement, GGI shall maintain its current exclusive menu status on the existing NFS product menus and platforms for a period of one (1) year following the date of this Agreement for the following products:

                  (i)      Sector Funds - Healthcare and Financials;

                  (ii)     International Fund - Emerging Markets Equity; and

                  (iii) Focus Funds - U.S. Growth Leaders, Nationwide Leaders, Worldwide Leaders, and U.S. Value Leaders.

         Any new GGI Sector, International or Focus funds accepted by NFS into the NFS product menus and platforms shall be granted exclusivity for a period of one (1) year following the date that such products become available for distribution. Notwithstanding this provision, the Limited Exclusivity for any of the noted Sector, International and Focus Funds is subject to maintaining satisfactory investment performance.

         (b) PREFERRED STATUS. Assuming satisfactory investment performance is maintained, GGI will also be the sole provider of the following products to NFS (except where other product partners already have been allotted shelf space as of the date of this Agreement):

                  (i) Money market funds or substantially similar replacement products as market demand dictates - assuming GGI can manufacture a competitive replacement product;

                  (ii)     Index mutual funds;

                  (iii) Fixed income funds and, in particular, the Government Bond and Separate Account derivatives of that product. For Stable Value Funds, it is understood that a GGI/NFS management group will resolve issues related to the use of GGI's Stable Value products in the NFS menu by December 31, 2002; and

                  (iv) Asset allocation funds solutions, including the Current Investor Destination Series or competitive substitute products.

         (c) Notwithstanding anything to the contrary contained in this Agreement, GGI understands and agrees that NFS will be solely responsible for the management and oversight of Provident Mutual Life Insurance Company's "All Pro" Separate Account Funds, including the conversion of these funds into bank collective funds.






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         Section 6. SELECTION AND/OR REPLACEMENT OF SUB-ADVISORS.

         (a) SELECTION AND REPLACEMENT CRITERIA. GGI agrees to use its best efforts to consider the following criteria, among other factors, when selecting and/or replacing sub-advisors for a GGI Product:

                  (i)      Maintain current NFS sub-advisor relationships,

                  (ii) Preference to current strategic product partners for new opportunities,

                  (iii)    Branding, marketing and sales support,

                  (iv)     Ability to raise significant assets,

                  (v)      Scalability,

                  (vi) Investment performance versus recognized peer group and benchmark,

                  (vii)    Style purity, and

                  (viii) The potential impact on NFS distribution opportunities.

         (b) CONSULTATION WITH NFS. GGI shall not recommend a change of any sub-advisor without consulting NFS the earlier of at least thirty- (30) days prior to the time such changes are (i) discussed with the affected sub-advisor or (ii) submitted to the Boards of Trustees of Gartmore Mutual Funds and Gartmore Variable Insurance Trust, or any future registered investment company managed by GGI or its investment advisory affiliates (the "Fund Boards").

         (c) Notwithstanding Sections 6(a) and (b), NFS understands and agrees that the selection or replacement of sub advisors for a GGI Product shall be determined in the sole discretion of GGI and the Fund Boards.

         Section 7. PRICING. GGI shall not materially modify any of its investment advisory or sub advisory fees and/or expenses for a GGI Product without consulting NFS the earlier of at least thirty- (30) days prior to the time any such fees and/or expense changes are (i) discussed with the affected service provider, including any sub-adviser, or (ii) submitted to the Fund Boards. If there is a MATERIAL fee and/or expense increase on any GGI Products, NFS shall have the ability to replace the affected GGI with a substantially similar Product having lower fee and/or expense options.

         Section 8. SERVICES PROVIDED BY NFS.

         (a) In addition to the services provided under the Fund Agreements, NFS shall also provide the following assistance and support services with respect to the GGI Products:

             (1) access by GGI to GGI fund information in the NFS sales databases;

             (2) annuity fund sales reporting by the firm, specifically excluding confidential end client data (e.g., name and social security numbers); and



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             (3) otherwise cooperate with and assist GGI in the marketing and sale of the GGI Products as reasonably requested by GGI.

         (b) NFS further agrees to support GGI's payment of commissions to NFS' wholesalers for sales of the GGI annuity products and shall sponsor sales contests for GGI Products.

         Section 9. MARKETING AND PROMOTIONAL MATERIALS. NFS shall develop and distribute marketing and promotional materials in which the product partners' section of such marketing materials will include those GGI Products that meet the investment performance criteria to enter and remain on the primary product menu. GGI will be treated in a fair and equitable manner and on a substantially similar basis as any other product partner regarding its participation on the fund partners' section of the NFS marketing material.

         Section 10. CONFIDENTIALITY OF CLIENT RECORDS. GGI and NFS agree that the investment records and other personal information pertaining to individual clients of are to be kept confidential. GGI and NFS agree to comply with all laws, rules, regulations and ordinances relating to privacy, confidentiality, security, data security and the handling of client information currently existing or which may from time to time be established. NFS shall take all reasonable precautions to prevent disclosure or use of the information for any purpose unrelated to the marketing of the GGI Products while such records are in NFS' custody or control, unless the client consents in writing to disclosure or use for another purpose. Without the prior written consent of GGI, NFS shall not use GGI's client list for any purpose other than as contemplated by this Agreement for the benefit of GGI or as required by law.

         Section 11. TERM. This Agreement shall have a term of three (3) years from the date hereof and may be renewed upon mutual agreement of the parties.

         Section 12. REPRESENTATIONS.

         (a) GGI represents and warrants to NFS that, as of the effective date of this Agreement, (i) it has all power and authority to execute and deliver this Agreement and to perform its obligations hereunder, (ii) no consent, approval or authorization from any other party is required in connection with GGI's execution, delivery, and performance of this Agreement, except such as have been obtained and are in full force and effect, and (iii) the execution, delivery and performance of this Agreement by GGI will not violate any material law, regulation, contract, court order or ruling applicable to GGI to the best of its knowledge.

         (b) NFS represents and warrants to GGI that, as of the effective date of this Agreement, (i) it has all power and authority to execute and deliver this Agreement and to perform its obligations hereunder, (ii) no consent, approval or authorization from any other party is required in connection with NFS' execution, delivery, and performance of this Agreement, except such as have been obtained and are in full force and effect, and (iii) the execution, delivery and performance of this Agreement by NFS will not violate any material law, regulation, contract, court order or ruling applicable to NFS to the best of its knowledge.

         Section 13. DISPUTE RESOLUTION.

         (a) BINDING ARBITRATION. Each of the parties will make a good faith attempt to amicably settle any disputes arising among them in connection with this Agreement. If the




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dispute cannot be settled by the parties through negotiation within ninety (90)
days after the notice of dispute is sent in writing to the other party, the parties agree to settle the dispute through binding mediation administered by a committee consisting of the NFS Chief Operating Officer, the Nationwide Mutual Insurance Company Executive Vice President-Corporate Strategy and the Gartmore Chief Executive Officer according to such procedure as they should deem appropriate (the "Committee"). The Committee shall resolve the dispute and shall render its determination in writing within thirty- (30) days following its selection pursuant to this Section 13(a). The determination of the Committee with respect to a dispute shall be final and binding and shall not be subject to review by any court or governmental agency or other external body.

         (b) VENUE. Unless otherwise agreed to by the parties and the Committee, the venue of any mediation pursuant to this Section 13 shall be Columbus, Ohio.

         Section 14. COMPLIANCE WITH APPLICABLE LAWS. Nothing in this Agreement shall be deemed to require any arrangement or action by either NFS or GGI that would violate or contravene any applicable law, rule, regulation or ordinance applicable to NFS or GGI, including without limitation the Investment Company Act of 1940 (the "1940 Act"), the Investment Advisers Act of 1940 (the "Advisers Act"), and Gramm-Leach-Bliley Act.

         Section 15. GOVERNING LAW. This contract shall be governed by and construed under the internal, substantive laws of the State of Ohio and in accordance with the 1940 Act and the Advisers Act. In case of any conflict between the laws of the State of Ohio and the 1940 Act or the Advisers Act (collectively, the "Acts"), the provisions of the Acts shall control.

         Section 16. RELATIONSHIP OF THE PARTIES. NFS' relationship with GGI shall be that of independent contractor and nothing in this Agreement shall be construed as creating the relationship of employer and employee between GGI and NFS or the officers, employees or agents of NFS or the relationship of a partnership or joint venture between the parties. GGI shall exercise no control over NFS' staff or operations and shall have no authority to incur any expense or obligation on behalf of NFS.

         Section 17. NOTICES. Any notice required or permitted to be given by either party to the other shall be deemed sufficient if (a) personally delivered; (b) sent by registered or certified mail, postage prepaid; (c) transmitted by fax with confirmation by first class mail, postage prepaid; or
(d) delivered by a nationally recognized overnight courier service, addressed by the party giving notice to the other party at the address set forth below or at such other address as such party may from time to time specify in writing to the other party pursuant to this Section 17. Any payments required hereunder shall also be made to the following addresses, unless notice is given of a change of address:

         If to NFS:
                                       Nationwide Financial Services, Inc.
                                       One Nationwide Plaza
                                       Columbus, Ohio 43215
                                       Attention:  Mark R. Thresher
                                       Senior Vice President-Finance
                                       Fax Number:  614-249-9351


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         With a copy to:
                                       Nationwide Office of General Counsel
                                       One Nationwide Plaza
                                       Columbus, Ohio 43215
                                       Attention:  Kevin S. Crossett
                                       Vice President-Associate General Counsel
                                       Fax Number:  614-249-2418

         If to GGI:
                                       Gartmore Global Investments
                                       1200 River Road
                                       Conshohocken, Pennsylvania 19428
                                       Attention:  Thomas M. Sipp
                                       Vice President-Chief Financial Officer
                                       Fax Number:  484-530-1327

         With a copy to:
                                       Gartmore Global Investments
                                       1200 River Road
                                       Conshohocken, Pennsylvania 19428
                                       Attention:  Legal Department
                                       Fax Number:  484-530-1323

         Section 18. AMENDMENT. This Agreement may be modified or amended only by mutual written agreement of the parties.

         Section 19. WAIVER AND ILLEGALITY. The waiver by any party of any provision of this Agreement or any breach by any other party of any provision of this Agreement shall not constitute a continuing waiver or waiver of such provision for any subsequent breach of the same or of a different provision of this Agreement. In the event that any provision or provisions of this Agreement are deemed void, such provisions shall be deemed severed from this Agreement and the remaining provisions of this Agreement shall continue to remain in full force and effect, and there shall be substituted a provision of similar import reflecting the original intent of the parties to the extent permissible under applicable law.

         Section 20. HEADINGS. The descriptive section headings used in this Agreement have been inserted for convenience of reference only and do not define or limit the provisions hereof, and are not to be used to construe or interpret this Agreement. All references to Sections are references to Sections of this Agreement.

         Section 21. ENTIRE CONTRACT. This Agreement (including all schedules hereto) and the Fund Agreements (including all schedules and exhibits thereto) contain all of the terms and



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conditions agreed upon by the parties and supersede all prior or contemporaneous agreements of the parties, oral or written, regarding the subject matter hereof.

         Section 22. ASSIGNMENT. This Agreement shall inure to the benefit of and be binding upon each party's successors and permitted assigns. Neither party shall assign this Agreement without the prior written consent of the other party, such consent not to be unreasonably withheld or delayed; provided however, that NFS may assign this Agreement to any of its subsidiaries or affiliated entities without the consent of GGI.

         Section 23. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument, notwithstanding that all parties are not signatories to the original or the same counterpart or that signature pages from different counterparts are combined.



         IN WITNESS WHEREOF, the parties have entered into this Agreement as of the date first above written.



                                   GARTMORE GLOBAL  INVESTMENTS, INC.


                                   By: ________________________________________
                                   Name:
                                   Title:





                                   NATIONWIDE FINANCIAL SERVICES, INC.


                                   By: ________________________________________
________________________________
Name:
                                   Title:





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                                   SCHEDULE A

                                FUNDS AGREEMENTS

1. Fund Agreement, dated August 1, 2001 by and among Nationwide Financial Services, Inc. and its affiliates and/or subsidiaries listed on Exhibit A to such agreement, Villanova Mutual Fund Capital Trust and Nationwide Advisory Services.

2. Fund Agreement, dated August 1, 2001 by and among Nationwide Financial Services, Inc. and its affiliates and/or subsidiaries listed on Exhibit A to such agreement, Villanova Mutual Fund Capital Trust, Morley Capital Management, Inc. and Nationwide Advisory Services.















































                                       A-1



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                                   SCHEDULE B

                    REPRESENTATION OF GGI PRODUCTS ON CURRENT
                   NFS INVESTMENT PRODUCT MENUS AND PLATFORMS
















































                                       B-1